Exhibit 5.3

July 9, 2012

Actuant Corporation

N86 W12500 Westbrook Crossing

Menomonee Falls, WI 53051

Re:	Registration Statement on Form S-4

Ladies and Gentlemen:

We are acting as special Nevada counsel for Applied Power Investments II, Inc., a Nevada corporation (the “Company”), in connection with the Registration Statement on Form S-4 (the “Registration Statement”) filed by Actuant Corporation, a Delaware corporation (“Actuant”), relating to the registration under the Securities Act of 1933, as amended (the “Act”), of the exchange of $300,000,000 principal amount of Actuant’s 5.625% Senior Notes due 2022 originally issued on April 16, 2012, for new 5.625% Senior Notes due 2022, pursuant to which the Company has executed, as a subsidiary guarantor of Actuant’s obligations with respect to the foregoing Notes, an Indenture dated April 16, 2012 (the “Indenture”), and pursuant to which the Company will execute a Notational Guarantee (the “Guarantee”) upon consummation of the exchange offer contemplated by the Registration Statement.

We have reviewed and are familiar with (a) the Company’s Articles of Incorporation dated July 21, 1989, and Amended and Restated Bylaws dated August 23, 2002, in each case certified to us by an officer of the Company as being the true and correct Articles of Incorporation and Bylaws of the Company, (b) Resolutions of the Board of Directors of Applied Power Investments II, Inc. dated April 2, 2012, executed by the directors of the Company and certified to us by an officer of the Company as being true and correct and having not been modified or rescinded since such date, (c) a certificate of an officer of the Company representing certain factual matters in connection with the approval, execution and delivery of the Indenture and the Guarantee, which representations we have assumed the validity of and relied on, and (d) such other matters as we have deemed necessary for this opinion.

In making our examination, we have assumed that all signatures on documents examined by us are genuine, the conformity with the original documents of all documents submitted to us as certified, conformed or photostatic copies, the legal capacity of all natural persons, and the accuracy and completeness of all other information provided to us by Actuant and the Company,

Holland & Hart LLP   Attorneys at Law

Phone (775) 327-3000   Fax (775) 786-6179   www.hollandhart.com

5441 Kietzke Lane  Second Floor  Reno, Nevada 89511

Aspen Billings Boise Boulder Carson City Cheyenne Colorado Springs Denver Denver Tech Center Jackson Hole Las Vegas Reno Salt Lake City Santa Fe Washington, D.C

Applied Power Investments II, Inc. July 9, 2012 Page 2

as applicable, during the course of our investigations, on which we have relied in issuing the opinions expressed below. In addition, we have assumed that the persons identified to us as officers and directors of the Company as of particular dates were actually serving in such capacities on such dates.

Based upon the foregoing, we are of the opinion that (i) the Company is validly existing under the laws of the State of Nevada, (ii) the Company has the corporate power and authority to execute and deliver the Indenture and the Guarantee and to perform its obligations thereunder, (iii) the execution, delivery and performance by the Company of the Indenture and the Guarantee have been duly authorized by all necessary corporate action of the Company, and (iv) the Indenture has been duly executed and delivered by the Company. This opinion is limited to matters governed by the laws of the State of Nevada, and to the extent that any of the foregoing matters are deemed to be governed by the laws of any other state, we render no opinion with respect thereto.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and in the Prospectus included therein. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Sincerely,

/s/ Holland & Hart LLP